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GT Global Investor Services, Inc. ("GT Services")
Attn: Earle A. Malm II
California Plaza
2121 N. California Boulevard
Suite 450
Walnut Creek, CA 94596

     Re:  Transfer Agency Agreement for AIM Growth Series (the "Company")

Dear Earle:

     We are writing to inform you about the proposed reorganization of G.T. Global Growth Series (the "Company") into a newly organized Delaware business trust, AIM Growth Series (the "Trust"). In connection with this transaction, which is scheduled to close on May 29, 1998, it is anticipated that each series of the Company listed on Schedule A to this letter (each an "Old Fund") will transfer all of its assets to the corresponding series listed on Schedule A (each a "New Fund") in exchange solely for shares of beneficial interest in such New Fund and such New Fund's assumption of such Old Fund's liabilities.

     Consistent with the "Amendments" provision in Section XXII of the Transfer Agency Contract of May 25, 1990, as amended from time to time (the "Contract"), between the Company and GT Global Investor Services, Inc., the Company hereby requests that, as of the close of business on May 29, 1998, you act under the terms of the Contract, including the fee schedule relating thereto, as Transfer Agent for each New Fund, which shall be deemed to have succeeded to the corresponding Old Fund's obligations, rights, and duties under the Contract.

     The Company hereby further requests that you agree that the obligations of the Trust under the Contract shall not be binding upon any of the Trust's trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall be binding only upon the assets and property of the New Fund or New Funds to which such obligations relate.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Company and retaining one for your records.

                                   Sincerely,

                                   G.T. GLOBAL GROWTH SERIES


                                   ----------------------------
                                   William J. Guilfoyle
                                   President

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Accepted by GT Global Investor Services, Inc.


--------------------------
Earle A. Malm II
Chief Operating Officer

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                                      SCHEDULE A



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G.T. GLOBAL GROWTH SERIES                AIM GROWTH SERIES
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GT Global America Mid Cap Growth Fund    AIM Mid Cap Growth Fund
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GT Global America Small Cap Growth Fund  AIM Small Cap Equity  Fund
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GT Global America Value Fund             AIM America Value Fund
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GT Global Europe Growth Fund             AIM Europe Growth Fund
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GT Global International Growth Fund      AIM International Growth Fund
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GT Global Japan Growth Fund              AIM Japan Growth Fund
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GT Global New Pacific Growth Fund        AIM New Pacific Growth Fund
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GT Global Worldwide Growth Fund          AIM Worldwide Growth Fund
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